UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

February 3, 2022
Date of Report (Date of earliest event reported)
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CAPITAL ONE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware		001-13300	54-1719854
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
1680 Capital One Drive,
McLean,	Virginia		22102
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (703) 720-1000
(Not applicable)
(Former name or former address, if changed since last report)
____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock (par value $.01 per share)	COF	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series I	COF PRI	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series J	COF PRJ	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series K	COF PRK	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series L	COF PRL	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series N	COF PRN	New York Stock Exchange
0.800% Senior Notes Due 2024	COF24	New York Stock Exchange
1.650% Senior Notes Due 2029	COF29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On February 3, 2022, the Compensation Committee (the “Committee”) and the independent members of the Board of Directors (the “Independent Directors”) of Capital One Financial Corporation (the “Company”) approved the 2022 compensation plans for Mr. Richard D. Fairbank, the Company’s Chairman and Chief Executive Officer, and the Company’s other current executives who are named executive officers (the “Named Executive Officers”). Consistent with the Company’s long-standing practice, the compensation plans take effect immediately and are designed to directly link Mr. Fairbank’s and the Named Executive Officers’ compensation with the Company’s performance over multiple time horizons and to align their interests with the interests of the Company’s stockholders. In addition, the Committee and the Independent Directors approved incentive awards to Mr. Fairbank and the Named Executive Officers for the 2021 performance year.
2021 Incentive Award for the Chief Executive Officer
In February 2021, the Committee and the Independent Directors approved a 2021 compensation plan for Mr. Fairbank that included the opportunity to receive a year-end incentive award in early 2022 based on the Company’s actual performance in 2021. Any such award would consist of performance share awards, and also could consist of deferred cash, an equity-based award, or both. The Committee’s and the Independent Directors’ determination regarding whether to make the year-end incentive award, the form of the awards and the value of the awards, was based on a qualitative evaluation of multiple factors, and all awards are completely at-risk based on the Company’s performance. After evaluating the Company’s performance in 2021, on February 3, 2022, the Committee and the Independent Directors approved a year-end incentive award to Mr. Fairbank totaling $25.75 million. The awards consist of:
1.Performance share awards with an aggregate value of $18.2 million, under which Mr. Fairbank may receive from 0% to 150% of a total target number of 122,734 shares of the Company’s common stock based on the Company’s performance over the three-year period from January 1, 2022 through December 31, 2024 (“Performance Period”). $4.55 million in performance shares (the “TSR PSUs”) will vest based entirely on the Company’s total shareholder return (“TSR”) relative to the Company’s peers over the Performance Period. $13.65 million in performance shares (the “Financial PSUs”) will vest based on the Company’s performance against a combination of two metrics: Common Dividends plus Growth of Tangible Book Value per share (“Growth of Shareholder Value”) and Adjusted Return on Tangible Common Equity (“Adjusted ROTCE”), as previously described in the Proxy Statement for the 2021 Annual Stockholder Meeting (the “2021 Proxy Statement”) with respect to the performance shares granted to Mr. Fairbank in February 2021. TSR, Growth of Shareholder Value and Adjusted ROTCE will each be assessed relative to a peer group consisting of companies in the KBW Bank Sector index, excluding custody banks. After the end of the Performance Period, the Committee will certify the Company’s performance and issue the corresponding number of shares of the Company’s common stock, if any, for each of the performance share awards.

2.A deferred cash bonus in the amount of $4.55 million. The deferred cash bonus is mandatorily deferred for three years into the Company’s Voluntary Non-Qualified Deferred Compensation Plan and will pay out in the first calendar quarter of 2025.

3.A grant of 20,231 restricted stock units (“RSUs”) with a grant date fair value of $3.0 million. The RSUs will vest in full on February 15, 2025, and settle in cash based on the Company’s average stock price over the fifteen trading days preceding the vesting date. The RSUs are subject to the same performance-based vesting provisions as described in the 2021 Proxy Statement with respect to the cash-settled RSUs granted to Mr. Fairbank in February 2021.

2022 Compensation Plan for the Chief Executive Officer
On February 3, 2022, the Committee and the Independent Directors approved a structure for Mr. Fairbank’s 2022 compensation plan that is substantially similar to the structure of Mr. Fairbank’s 2021 compensation plan and consists of an equity-based award in the form of RSUs and an opportunity to receive a year-end incentive award in early 2023 based on the Company’s actual performance in 2022. Similar to Mr. Fairbank’s 2021 plan, the awards provided for under the 2022 plan are completely at-risk based on the Company’s performance, with payout opportunities deferred for three years. As in previous compensation plans for Mr. Fairbank, the 2022 compensation plan does not provide for a cash salary.

Under the plan, on February 3, 2022, the Committee and the Independent Directors granted Mr. Fairbank 16,859 RSUs with a grant date fair value of $2.5 million that will vest in full on February 15, 2025 and settle in cash based on the Company’s average stock price over the fifteen trading days preceding the vesting date.

Mr. Fairbank also has an opportunity to receive a year-end incentive award in early 2023 based on the Company’s actual performance in 2022 solely at the discretion of the Committee and the Independent Directors. Any such award (a) will consist of performance share awards, including an award of TSR PSUs and Financial PSUs, under which he may receive from 0% to 150% of a target number of shares of the Company’s common stock based on the Company’s performance over the three year period from January 1, 2023 through December 31, 2025, and (b) may also consist of deferred cash, an equity-based award, or both. The Committee and the Independent Directors will have sole discretion on whether to make the year-end incentive award, the form of the awards and the value of the awards. The Committee and the Independent Directors will base these determinations on a qualitative evaluation of multiple factors, and any such awards will be completely at-risk based on the Company’s performance.
2021 Incentive Awards for the Named Executive Officers
On February 3, 2022, the Committee and the Independent Directors granted the Named Executive Officers awards that consisted of a cash incentive award, stock-settled RSUs, and performance shares in recognition of the Company’s and the executives’ performance in 2021. The terms and conditions of these cash incentive and equity awards are the same as the awards granted to the Named Executive Officers, as described in the 2021 Proxy Statement. Specifically, the stock-settled RSUs are subject to the same performance-based vesting provisions as described in the 2021 Proxy Statement with respect to the stock-settled RSUs granted to the Named Executive Officers in February 2021. The number of performance shares earned at vesting is based on relative performance and absolute performance measures, as described in the 2021 Proxy Statement with respect to the performance shares granted to the Named Executive Officers in February 2021.
2022 Compensation Plan for the Named Executive Officers
On February 3, 2022, the Committee and the Independent Directors approved a 2022 compensation plan for the Named Executive Officers that is substantially similar to the structure of Named Executive Officers’ 2021 compensation plan. The Named Executive Officers’ total target compensation for 2022 ranges between $4.73 million and $6.93 million.

Approximately 20% of each Named Executive Officer’s total target compensation will be paid as regular cash salary throughout the performance year.

Approximately 25% of each Named Executive Officer’s total target compensation will consist of an opportunity to receive a cash incentive award in early 2023. The amount of any such cash incentive award will be determined solely in the discretion of the Committee and the Independent Directors based on a variety of company performance factors assessing the Company’s actual performance in 2022.

The remaining approximately 55% of the Named Executive Officers’ total target compensation is expected to consist of equity incentive awards in the form of (a) restricted stock units that settle in shares of the Company’s common stock and (b) performance share awards. The equity incentive awards will be subject to the same terms and conditions as the equity incentive awards granted to the Named Executive Officers in 2021, as described in the 2021 Proxy Statement, and the awards, if any, will be granted to the Named Executive Officers in early 2023 solely in the discretion of the Committee and the Independent Directors and will be completely at-risk based on the individual executive’s performance in 2022.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Date: February 7, 2022	By:	/s/ Matthew W. Cooper
Matthew W. Cooper
General Counsel and Corporate Secretary

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